Exhibit 25(b)

Securities Act of 1933 Registration No. 333-133194

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)

Peter M. Brennan
U.S. Bank National Association
1555 N. River Center Drive Suite 301
Milwaukee, WI 53212
(414) 905-5003
(Name, address and telephone number of agent for service)
WPS Resources Corporation
(Exact name of obligor as specified in its charter)

Wisconsin	39-1775292

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 North Adams Street, Green Bay WI	54307

(Address of Principal Executive Offices)	(Zip Code)

INDENTURE SUBORDINATED DEBT SECURITIES
DATED AS OF NOVEMBER 13, 2006
(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and >qualification.

1.	A copy of the Articles of Association of the Trustee, as now in effect.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2006, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* A copy of each of these documents is on file with the Securities and Exchange Commission as an exhibit with corresponding exhibit numbers to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on November 16, 2001 Registration No. 333-67188), and is incorporated herein by Registration Number 333-67188.

SIGNATURES

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, State of Wisconsin, on the 27th day of November, 2006.

U.S. BANK NATIONAL ASSOCIATION
By: /s/ Peter M. Brennan
Peter M. Brennan
Vice President

By:	/s/ Gene F. Ploeger Gene F. Ploeger Vice President

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 27, 2006

U.S. BANK NATIONAL ASSOCIATION
By: /s/ Peter M. Brennan
Peter M. Brennan
Vice President

By:	/s/ Gene F. Ploeger Gene F. Ploeger Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2006

($000’s)

6/30/2006
Assets
Cash and Due From Depository Institutions	$7,250,783
Securities	38,280,379
Federal Funds	3,206,234
Loans & Lease Financing Receivables	138,643,464
Fixed Assets	1,738,725
Intangible Assets	11,772,884
Other Assets	11,661,480

Total Assets	$212,553,949
Liabilities
Deposits	$135,429,440
Fed Funds	9,690,491
Treasury Demand Notes	0
Trading Liabilities	370,355
Other Borrowed Money	32,369,084
Acceptances	0
Subordinated Notes and Debentures	6,909,696
Other Liabilities	6,518,843

Total Liabilities	$191,287,909
Equity
Minority Interest in Subsidiaries	$1,033,230
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,410,170

Total Equity Capital	$21,265,640
Total Liabilities and Equity Capital	$212,553,549

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Peter M. Brennan Vice President

Date: November 27, 2006

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